Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-203173) pertaining to the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-224252) pertaining to the Berry Global Group, Inc. 2015 Long-Term Incentive Plan (f/k/a Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan),
(3)

Registration Statement (Form S-8 No. 333-255783) pertaining to the Amended and Restated Berry Global Group, Inc. 2015 Long-Term Incentive Plan (f/k/a Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan), and

(4)	Registration Statement (Form S-4 No. 333-259272) pertaining to the Berry Global Group, Inc. S-4 Registration Statement;

of our report dated November 26, 2024 (except for Note 2, as to which the date is April 29, 2025), with respect to the consolidated financial statements of Berry Global Group, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Indianapolis, Indiana

April 29, 2025